NACM10f3_2003 - additional info

	COLLINS & AIKMAN	AQUILA, INC

All Members of Syndicate:	Merrill Lynch, JP Morgan Chase,	CSFB, Deutsche Bank Sec,
	CSFB, Deutsche Bank Sec, Wachovia	UBS Warburg, Credit Lyonnias
	Sec, Dresdner Kleinwort Wasserstein,	Sec, TD Sec
Fahnestock & Co.

Aggregate Principal Amount of Offering:	20,000,000 shares	37,500,000 shares

Date Offering Commenced:	June 10, 2002	27-Jun-02

Commission Spread or Profit:	0.30	0.146

Duke Energy

All Members of Syndicate:	Morgan Stanley	ABN Amro Rothschild
	Deutsche Bank Securities	CIBC World Markets
	Golman Sachs	Credt Suisse First Boston
	JP Morgan	Scotia Capital
	Salomon Smith Barney	TD Securities
	Wachovia Securities	UBS Warburg

Aggregate Principal Amount of Offering:	54,500,000 shares

Date Offering Commenced:	September 25, 2002

Commission Spread or Profit:	0.30

TXU Corporation

All Members of Syndicate:	Merrill Lynch
Credt Suisse First Boston
Banc of America Securities
Commerzbank Securities
Credit Lyonnais Securities
JP Morgan
Salomon Smith Barney

Aggregate Principal Amount of Offering:	30,500,000 Shares

Date Offering Commenced:	November 25, 2002

Commission Spread or Profit:	0.288

Type of Underwriting:	Firm Commitment

Last Updated on 5/27/03
By BS51955